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                                                                    Exhibit 99.1

ICU MEDICAL, INC.


                ICU MEDICAL, INC. ANNOUNCES TIME OF EARNINGS CALL

         APRIL 13, 2004, SAN CLEMENTE, CALIFORNIA --ICU Medical, Inc., (NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors and custom intravenous systems, today announced a revised time of its first quarter 2004 earnings release conference call.

         The Company will be conducting a conference call concerning its first quarter results at 4:30 p.m. EDT (1:30 p.m. PDT) on Thursday April 15, 2004, which can be accessed at 800-915-4836, passcode "ICU Medical Earnings" or by replay at 800-428-6051, passcode 345652. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of this announcement.

CONTACT:    Francis J. O'Brien
            Chief Financial Officer
            ICU Medical, Inc.
            (949) 366-2183

            John F. Mills
            Managing Director
            Integrated Corporate Relations
            (310) 395-2215